UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2011

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Delaware	65-1129912
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

 426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Assets.

On February 17, 2011, Shanxi Puda Coal Group Co., Ltd. (“Shanxi Coal”), a 90% subsidiary of Puda Coal, Inc. (the “Company”) satisfied the conditions precedent and closed a mining rights and mining assets transfer agreement dated December 28, 2010 (the “Anrui Agreement”) with Pinglu County Anrui Coal Industry Co., Ltd. (“Anrui Coal”), pursuant to which Shanxi Coal purchased from Anrui Coal all its tangible assets and coal mining rights located in Pinglu County, Shanxi Province.  As consideration, Shanxi Coal agreed to pay Anrui Coal an aggregate purchase price of RMB 250,000,000 (approximately $37.43 million) in cash, of which RMB 64,810,000 ($9.70 million) is for Anrui Coal’s tangible assets and RMB 185,190,000 ($27.77 million) is for the mining rights of and compensation to Anrui. A copy of the Anrui Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 4, 2011, and is incorporated herein in its entirety.  The description of the terms and conditions of the Anrui Agreement herein is modified and supplemented by such reference.

Under the Anrui Agreement, Shanxi Coal paid 50% of the purchase price on December 28, 2010 and 40% of the purchase price on February 17, 2011 after the assets transfer was completed and the mining permits and property deeds were transferred. Shanxi Coal will pay the remaining 10% of the purchase price six months after the mining permits and property deeds were transferred.

On February 18, 2011, Shanxi satisfied the conditions precedent and closed a mining rights and mining assets transfer agreement dated December 28, 2010 (the “Xiapingcun Agreement”) with Pinglu County Xiapingcun Coal Mine (“Xiapingcun Coal”), pursuant to which Shanxi Coal purchased from Xiapingcun Coal all its tangible assets and coal mining rights located in Pinglu County, Shanxi Province.  As consideration, Shanxi Coal agreed to pay Xiapingcun Coal an aggregate purchase price of RMB 61,200,000 (approximately $9.16 million) in cash, of which RMB 18,530,000 ($2.77 million) is for Xiapingcun Coal’s tangible assets and RMB 42,670,000 ($6.39 million) is for the mining rights of and compensation to Xiapingcun Coal.  A copy of the Xiapingcun Agreement is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed January 4, 2011, and is incorporated herein in its entirety.   The description of the terms and conditions of the Xiapingcun Agreement herein is modified and supplemented by such reference.

Under the Xiapingcun Agreement, Shanxi Coal paid 50% of the purchase price on December 28, 2010 and 40% of the purchase price on February 18, 2011 after the assets transfer was completed and the mining permits and property deeds were transferred. Shanxi Coal will pay the remaining 10% of the purchase price six months after the mining permits and property deeds were transferred.

On February 22, 2011, Shanxi Coal satisfied the conditions precedent and closed a mining rights and mining assets transfer agreement dated December 28, 2010 (the “Chuntouao Agreement”) with Pinglu County Chuntouao Coal Mine (“Chuntouao Coal”), pursuant to which Shanxi Coal purchased from Chuntouao Coal all its tangible assets and coal mining rights located in Pinglu County, Shanxi Province.  As consideration, Shanxi Coal agreed to pay Chuntouao Coal an aggregate purchase price of RMB 140,000,000 (approximately $20.96 million) in cash, of which RMB 32,360,000 ($4.84 million) is for Chuntouao Coal’s tangible assets and RMB 107,640,000 ($16.11 million) is for the mining rights of and compensation to Chuntouao Coal.  A copy of the Chuntouao Agreement is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 4, 2011, and is incorporated herein in its entirety.  The description of the terms and conditions of the Chuntouao Agreement herein is modified and supplemented by such reference.

Under the Chuntouao Agreement, Shanxi Coal paid 50% of the purchase price on December 28, 2010 and 40% of the purchase price on February 22, 2011 after assets transfer was completed and the mining permits and property deeds were transferred. Shanxi Coal will pay the remaining 10% of the purchase price six months after the mining permits and property deeds were transferred.

Pursuant to the agreements, each seller is responsible for canceling or terminating their respective employment contracts (or labor relationships) with their staff, paying all unpaid wage, premium and welfare expenses, and bearing all of the expenses caused by the cancellation or termination of the employment contracts.

The sellers all sold their coal mine assets and coal mining right to Shanxi Coal as a result of the Chinese government’s requirement to close, consolidate and restructure smaller coal mines and the government’s approval of the Company as a coal mine consolidator to acquire and consolidate such coal mines.  The sellers are closing or have already closed their coal mine operations and are in the process of liquidating.  Shanxi Coal merely acquired the tangible assets and coal mining rights of the sellers during their liquidation process; Shanxi Coal did not acquire or assume any business, customers, vendors, business partners, contracts, employees or goodwill from the sellers, nor did Shanxi Coal assume any indebtedness or liabilities from them.

As previously disclosed in the Company’s current report on Form 8-K filed August 5, 2010, on August 1, 2010, Shanxi Coal entered into an investment cooperation agreement with Ming Zhao, Chairman of the Company’s Board and its principal stockholder, and Jianping Gao, an individual unrelated to the Company (the “Investment Cooperation Agreement”). Pursuant to the agreement, the parties will purchase, consolidate and re-develop certain coal mines in Pinglu County, Shanxi Province, including the coal mines described above. Shanxi Coal, Mr. Zhao and Mr. Gao will contribute 40%, 30% and 30%, respectively, of the total investment needed for the project. Shanxi Coal will be the project manager; in addition, each of Mr. Zhao and Mr. Gao has agreed to transfer 5.5% of his respective voting rights in the project companies, which will hold the coal mines after they are acquired, to Shanxi Coal to enable Shanxi Coal to exercise full operating and management control of the project companies. The parties will share the profits based upon the above investment contribution percentages and bear the risks and losses in connection with the project which will be limited by the amount of investment contributed by each party. The parties further agree that, once the coal mines to be acquired and consolidated under the project are operational, to the extent permitted by the Chinese law, at least 80% of the audited annual net profits of the project companies established after the coal mine acquisition will be distributed to the parties at a ratio that is proportionate to their respective investment. Shanxi Coal is entitled to purchase the equity interest of Mr. Zhao and/or Mr. Gao in the project companies at Shanxi Coal’s sole discretion at a price determined by an independent professional appraiser.

A new project company named Shanxi Pinglu Dajinhe Anrui Coal Industry Co., Ltd. will hold the assets and mining rights of the above acquired mines.

Neither the Company, Shanxi Coal or their affiliates, nor any director, officer or any associate of any such director or officer thereof, has any material relationship with the sellers other than in respect of the above disclosed agreements.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

Exhibit No.	Description

10.1
Mining Rights and Mining Assets Transfer Agreement, dated December 28, 2010, between Pinglu County Anrui Coal Industry Co., Ltd. and Shanxi Puda Coal Group Co., Ltd., incorporated by reference to Exhibit No. 10.1 to the Company’s Current Report on Form 8-K filed January 4, 2011.

10.2
Mining Rights and Mining Assets Transfer Agreement, dated December 28, 2010, between Pinglu County Xiapingcun Coal Mine and Shanxi Puda Coal Group Co., Ltd., incorporated by reference to Exhibit No. 10.3 to the Company’s Current Report on Form 8-K filed January 4, 2011.

10.3
Mining Rights and Mining Assets Transfer Agreement, dated December 28, 2010, between Pinglu County Chuntouao Coal Mine and Shanxi Puda Coal Group Co., Ltd., incorporated by reference to Exhibit No. 10.2 to the Company’s Current Report on Form 8-K filed January 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUDA COAL, INC.

Date: February 24, 2011	By:	/s/ Qiong Wu
Qiong Wu
Chief Financial Officer